EXHIBIT 3.16
                             BYLAWS
                               OF
                    SAN JUAN REFINING COMPANY

                               I.
                          SHAREHOLDERS

     A. MEETINGS: The Annual Meeting of Shareholders will be held in the month of May at the time and place fixed by the Board. Special Meetings of Shareholders may be called by the President, the Board, or the holders of one-tenth of the shares entitled to vote at the meeting, and will be held at the time and place fixed by the person calling the Special Meeting. If the place of meeting is not fixed, the meeting will be held at the registered office of the Corporation.

     B. NOTICE: Written Notice stating the time, place, and, if a Special Meeting, the purpose, will be delivered not less than ten nor more than fifty days before the meeting date either personally or by mail at the direction of the President, the Secretary, or the persons calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, a Notice is deemed delivered when deposited postage prepaid in the United States mail addressed to the Shareholder at the address shown by the Corporation transfer books.

     C. QUORUM - VOTING: A majority of the shares entitled to vote represented in person or by proxy will constitute a quorum at a meeting of Shareholders. A quorum once attained continues until adjournment despite voluntary withdrawal of enough shares to leave less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the Shareholders unless the vote of a greater number or class voting is required by the Business Corporation Act.

                               II.
                            DIRECTORS

     A.  NUMBER, TENURE, QUALIFICATION, ELECTION:

     The Board will consist of not less than three (3) nor more than five (5) Directors who will be elected annually by the Shareholders at their Annual Meeting to serve until their successors have been elected and qualified. A Director need not be a Shareholder or a New Mexico resident. A Director may be removed with or without cause by the Shareholders, or may resign. Vacancies may be filled by a majority of the remaining Directors though less than a quorum. Newly created directorships may be filled by the Directors for a term of office continuing only until the next election of Directors by the Shareholders.

     B. MEETINGS: An Annual Meeting of the Board will be held without notice immediately following the Shareholders' Annual Meeting. Special Meetings of the Board may be called by any Director or Officer, and will be held at the time and place fixed by the person calling the Special Meeting. Written Notice stating the time, place and purpose of the Special Meeting will be delivered either personally, by mail, or by telegram at the direction of the person calling the meeting, to each Director at least 24 hours before the Special Meeting time. If mailed or telegraphed, a Notice is deemed delivered when deposited, postage or charges prepaid, with the transmitting agency, addressed to the Director.

     C. QUORUM - ACTION: A majority of the number of Directors then in office will constitute a quorum at Board Meetings. A quorum once attained continues until adjournment despite voluntary withdrawal of enough Directors to leave less than a quorum. The act of a majority of Directors present at a meeting at which a quorum is present will be the act of the Board. The Directors will manage the business and affairs of the Corporation, and may act only as a Board with each Director having one vote.

     D. COMMITTEES: The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees each of which shall have and may exercise all the authority of the Board to the extent provided by law.

                               III.
                             OFFICERS

     A. NUMBER, TENURE, QUALIFICATION AND ELECTION: The officers of the Corporation will be a President/Chief Executive Officer; Executive Vice President/Chief Operating Officer; Vice President/Chief Financial Officer; Vice President and General Counsel, Vice President Administration and Secretary; and, Vice President Finance, Treasurer and Assistant Secretary, and such other officers as the Board may decide, who will be elected annually by the Board at its Annual Meeting to serve until their successors are elected and qualified. Officers need not be Shareholders, or Directors, or New Mexico residents. An officer may be removed with or without cause by the Board, or may resign. Vacancies and newly created offices will be filled by the Board. One person may hold more than one office, but no person may be both President and Secretary. Officers will perform the duties, and will have the power and authority, assigned by the Board, incident to the office, and provided in these Bylaws.

     B. PRESIDENT AND EXECUTIVE VICE PRESIDENT: The President, or the Executive Vice President during the absence, disability, or failure to act of the President, will be the chief executive officer of the Corporation, will preside at all Corporation meetings, and when authorized will execute and deliver documents in the name of the Corporation.

     C. SECRETARY AND ASSISTANTS: The Secretary, or any Assistant Secretary during the absence, disability, or failure to act, of the Secretary, will keep and have custody of, the record of Shareholders, the stock transfer books, and the minutes of the proceedings of the Shareholders and Directors, will give all Notices required, and when authorized will execute, attest, seal and deliver documents of the Corporation.

     D.  TREASURER AND ASSISTANTS:  The Treasurer, or any
Assistant Treasurer during the absence, disability, or failure to act, of the Treasurer, will be custodian of the property of, and will be responsible for keeping, correct and complete books and records for account for, the Corporation.

                               IV.
                     ACTION WITHOUT A MEETING

     Any action required or permitted to be taken at a meeting of Shareholders or Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, or by all the Directors, as the case may be.

                                V.
                         WAIVER OF NOTICE

     Whenever any notice is required to be given to any Shareholder or Director, a waiver thereof in writing signed by the person entitled to the notice is equivalent to the giving of the notice. The attendance of a Shareholder in person or by proxy, or of a Director, at a meeting constitutes a waiver of notice of the meeting except when attendance is for the sole purpose of objecting because the meeting is not lawfully called or convened.

                               VI.
                               SEAL

     The Board may adopt a corporate seal which the Corporation may use by impressing or affixing it or a facsimile thereof, but the failure to have or affix a corporate seal does not affect the validity of any instrument or any action taken in reliance thereon or in pursuance thereof.

                              VII.
                 SHARE CERTIFICATES AND TRANSFER

     The Board will adopt a form of certificate to represent the shares of the Corporation. Each Shareholder is entitled to a certificate, signed by the President or Executive Vice President, and the Secretary or an Assistant Secretary, and representing the number of full and fractional fully paid shares owned by the Shareholder. Share transfer and issuance will be done by the Secretary, or the designee thereof, in the manner provided by the Business Corporation Act and Uniform Commercial Code of New Mexico. The name and address of the Shareholder to whom the certificate is issued, the number and class of shares represented, and the date of original issue or from whom transferred shall be entered on the record of Shareholders of the Corporation. The person or entity in whose name shares stand on the record of Shareholders of the Corporation will be the Shareholder and will be deemed by the Corporation to be the owner of the shares for all purposes whether or not the Corporation has other knowledge. Shares will be transferred only on the stock transfer books of the Corporation.

                              VIII.
                         MONETARY MATTERS

     A. FUNDS AND BORROWING: The depository for corporate funds, the persons entitled to draw against these funds, the persons entitled to borrow on behalf of the Corporation, and the manner of accomplishing these matters will be determined by the Board.

     B.  COMPENSATION:  The compensation for Directors and
Officers will be established by the Board. Compensation of employees will be established by the President subject to review by the Board.

     C. FISCAL YEAR: The fiscal year of the Corporation will end December 31 or such other date as may be established by the Board.

                               IX.
                        INTERESTED PARTIES

     No transaction of the Corporation will be affected because a Shareholder, Director, Officer or Employee of the Corporation is interested in the transaction. Such interested parties will be counted for quorum purposes, and may vote, when the Corporation considers the transaction. Such interested parties will not be liable to the Corporation for the party's profits, or the Corporation's losses, from the transaction.

                                X.
                         INDEMNIFICATION

     The Corporation will indemnify and defend each of its Officers, Directors and employees, to the full extent permitted by law, against all claims and actions against any such person by reason of the fact that the person is or was an Officer, Director or employee of the Corporation.

                                XI.
                            AMENDMENTS

     These Bylaws may be altered, amended, or repealed by the
Board unless the power to do so is reserved to the Shareholders by the Articles of Incorporation.
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                       SECRETARY'S CERTIFICATE

     I certify the foregoing to be the true copy of the Bylaws duly adopted by the Corporation on September 15, 1995.



                               /s/ MORGAN GUST
                               ---------------------------------
                                              Secretary